Exhibit 3.2

STATE OF DELAWARE CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION   Functional Brands Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:   First: That the name of this corporation (the "Corporation") is FUNCTIONAL BRANDS INC.   Second: That the certificate of incorporation of the Corporation was originally filed with the Delaware Secretary of State on November 19, 2020 and amended on December 23, 2020 and March 22, 2023 (as amended, the "Certificate oflncorporation").   Third: The Board of Directors of the Corporation, acting by unanimous written consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted the following amendment to the Certificate of Incorporation:   Fourth: That Article FOURTH of the Certificate of Incorporation is hereby amended to read as follows:   The total number of shares of capital stock which the Corporation shall have the authority to issue is two hundred twenty million (220,000,000) shares of common stock, at a par value of $0.00001 ("Common Stock'').   Fifth: This Certificate of Amendment to the Certificate of Incorporation of the Corporation shall become effective upon filing.   Sixth: That, by unanimous written consent executed in accordance with Section 228 of the General Corporation Law of the State of Delaware, the holders of all of the outstanding Common Stock of the Corporation voted in favor of the adoption of the amendment to the Certificate of Incorporation.   Seventh: That said amendment to the Certificate of Incorporation were duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.   IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 31st day of August, 2023       FUNCTIONAL BRANDS INC.       By: /s/ Eric Gripentrog     Eric Gripentrog, Director & CEO   State of Delaware   Secretary of State   Division of Corporations   Division 05:34 PM 08/31/2023   FILED 05:34 PM 08/31/2023   SR 20233397922 - File Number 4195390